Exhibit 99.1

CARLSBAD, Calif., November 5, 2025 (GLOBE NEWSWIRE) — AppTech Payments Corp. (OTCQB: APCX) today announced the acquisition of InfinitusPay, a strategic addition that strengthens AppTech’s Banking-as-a-Service (BaaS) platform and supports its focus on scalable revenue growth.

“This acquisition marks a pivotal step toward shaping the future of payments,” said Thomas DeRosa, CEO of AppTech. “InfinitusPay’s technology and team accelerate our ability to deliver intelligent, embedded financial solutions and expand our reach across digital commerce.”

Alan Carr, CEO of InfinitusPay and newly appointed Chief Product Officer at AppTech, added: “Our teams are aligned in their focus on innovation, operational efficiency, and revenue generation.”

“Infinitus brings us added technological and sales talent, a growing customer portfolio and profitable operations” added Chairman, Albert Lord.

AppTech Payments Corp. (OTCQB: APCX) provides digital financial services for financial institutions, corporations, small and midsized enterprises (“SMEs”), and consumers through its scalable cloud-based platform architecture. AppTech’s patented technology and strategic partnerships enable frictionless commerce across multiple verticals. For more information, please visit apptechcorp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s acquisition of InfinitusPay, expected benefits of the transaction, business strategy, growth prospects, and other future plans and performance. Forward-looking statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. These risks include the Company’s ability to integrate InfinitusPay, achieve anticipated synergies, maintain customer relationships, and respond to competitive and regulatory developments, as well as other factors described in the Company’s filings with the SEC, including its most recent reports on Forms 10-K, 10-Q, and 8-K. The Company undertakes no obligation to update forward-looking statements, except as required by law.